EMPLOYMENT AGREEMENT

                                 BY AND BETWEEN

                              OREGON BAKING COMPANY
                               (dba Marsee Baking)

                                       AND

                                HOWARD WASSERTEIL

                              EMPLOYMENT AGREEMENT


         This EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into effective as of July 12, 1996, by and between Oregon Baking Company, an Oregon corporation dba Marsee Baking (the "Company"), and Howard Wasserteil ("Executive"). The Company and Executive are hereinafter collectively referred to as the "Parties," and may individually be referred to as a "Party."

                                    RECITALS

         A. The Executive is presently employed by the Company as the President.

         B. As the Executive's contribution to the growth and success of the Company since its inception has been substantial, the Board of Directors (the "Board") of the Company desires to provide for the continued employment of the Executive and to make certain changes in the Executive's employment arrangements with the Company which the Board has determined will reinforce and encourage the continued attention and dedication to the Company of the Executive as a member of the Company's management.

         C. The Executive desires to continue his employment with the Company, and is willing to accept such continued employment on the terms and conditions set forth in this Agreement.

                                    AGREEMENT

         In consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the Parties, intending to be legally bound, agree as follows:


SECTION 1  EMPLOYMENT.

         1.1 The Company hereby agrees to continue to employ Executive, and Executive hereby accepts continued employment by the Company, upon the terms and conditions set forth in this Agreement, effective as of the date first set forth above ("Effective Date").

         1.2 Executive shall remain as the President of the Company, its subsidiaries, and its successors (if any) and their subsidiaries (collectively, the "Company Affiliates"); however, once the Company identifies and hires a new president/chief executive officer ("New Executive"), Executive shall no longer be President of the Company but shall be its Director of New Store Development. Executive shall also serve in such other capacity or capacities, with the consent of the Executive, as the Board may from time to time prescribe.


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

         1.3 Executive shall do and perform all services, acts or things necessary or advisable to manage and conduct the business of the Company and which are normally associated with the position of President, or, once a New Executive is hired by the Company, the position of Director of New Store Development, and which are not inconsistent with the provisions of the charter documents of the Company Affiliates. However, at all times during his employment, Executive shall be subject to the direction and policies from time to time established by the Board. Notwithstanding the foregoing, Executive shall have such corporate power and authority as shall be reasonably required to enable the Executive to discharge the Executive's duties in any office that Executive may hold.

         1.4 So long as Executive is employed by the Company in accordance with this Agreement, he shall be a member of the Company's Strategic Planning Committee. Further, during such employment, the Company shall use its best efforts to ensure that Executive remains a member of the Board of Directors and a member of the Board's Executive and Audit Committees.

         1.5 Unless the Parties otherwise agree in writing, prior to Executive's termination in accordance with this Agreement, Executive shall perform the services he is required to perform pursuant to this Agreement at the Company's offices located at 2277 N.W. Quimby Street, Portland, Oregon, at the various production and retail outlets, or at any other place at which the Company conducts business; provided, however, that the Company may from time to time reasonably require Executive to travel temporarily to other locations in connection with the Company's business.


SECTION 2  LOYAL AND CONSCIENTIOUS PERFORMANCE; NONCOMPETITION.

         2.1 During his employment by the Company, Executive shall devote his full business energies, interest, abilities and productive time to the proper and efficient performance of his duties under this Agreement. The foregoing shall not preclude Executive from engaging in civic, charitable or religious activities, or from serving on boards of directors of companies or organizations which will not present any direct conflict of interest with the Company or affect the performance of Executive's duties hereunder.

         2.2 Prior to the Executive's termination in accordance with this Agreement, Executive shall not engage in competition with the Company, either directly or indirectly, in any manner or capacity, as adviser, principal, agent, partner, officer, director, employee, member of any association or otherwise, in any phase of the business of developing, producing and marketing of food and beverage which are in the same field or which otherwise directly compete with the business or proposed business of the Company; provided, however, nothing in this Section 2.2 shall in any way prohibit ownership by Executive, as a passive investment, of less than one percent (1%) of the outstanding shares of capital stock of any corporation with one or more classes of its capital stock listed on a national securities exchange or publicly traded in the over-the-counter market.


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

SECTION 3  COMPENSATION OF EXECUTIVE.

         3.1 The Company shall pay Executive a base salary of not less than $86,400.00 per year, payable in regular periodic payments in accordance with Company policy but in no event less frequent than semi-monthly.

         3.2 Executive's compensation may be changed from time to time by mutual agreement of Executive and the Board.

         3.3 All of Executive's compensation shall be subject to customary withholding taxes and any other employment taxes as are commonly required to be collected or withheld by the Company.

         3.4 Executive shall be entitled to at least four (4) weeks of paid vacation each twelve-month period during Executive's employment hereunder, which shall continue to accrue during Executive's employment hereunder, in addition to all national holidays.

         3.5 As further compensation, and so long as Executive is employed by Company as provided in this Agreement on such dates and Executive is not otherwise in default of any of the provisions herein, Executive shall be granted by the Company a nonqualified stock option ("Stock Option") under the Company's existing 1993 Non-Qualified Stock Option Plan ("Plan") as amended so that Executive shall be entitled to purchase up to 10,000 shares of Company's Common Stock ("Grant I") on or after December 31, 1996, which date shall be the date of granting for Grant I, and another 10,000 shares of Company's Common Stock ("Grant II") on or after December 31, 1997, which date shall be the date of granting for Grant II. The exercise price for each share shall be the fair market value of the Company's Common Stock as of the respective grant date, as determined by the Board at its discretion. The shares of Common Stock granted to Executive in this Section 3.5 ("Option Shares") shall vest immediately upon grant according to the following schedule:

                  DATE OF VESTING           SHARES VESTED
                  ---------------           -------------

                  December 31, 1996         10,000
                  December 31, 1997         10,000

Executives shall have the right to exercise the vested Option Shares pursuant to and in accordance with the terms and conditions of the Plan and the Company's standard non-qualified option agreement adopted under the Plan.

         3.6 Executive shall, in the discretion of the Board and in accordance with Company policy, be entitled to participate in benefits under any employee benefit plan or arrangement made available by the Company now or in the future to its executives and key management employees. Notwithstanding the foregoing, during Executive's employment hereunder, the Company shall continuously provide


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

Executive, at the Company's sole cost and expense, with (i) disability insurance in addition to any such policies required under Section 7.6 in this Agreement; and (ii) medical, dental and vision care/insurance for Executive, Executive's spouse and Executive's children.

         3.7 As additional compensation, the Company may, but is not required to, pay Executive cash bonuses, grant additional stock options, and increase Executive's base salary, at such times and in such amounts as the Board may determine in its sole discretion, based on Executive's performance and the Company's achievement of the goals and objectives established jointly by the Board and Executive from time to time.

         3.8 Executive shall be entitled to receive prompt reimbursement of all reasonable expenses incurred by Executive in performing Company services, including expenses related to relocation, travel, entertainment, parking, business meetings and professional dues. Such expenses shall be accounted for in accordance with the policies and procedures established by the Company.


SECTION 4  TERM OF EMPLOYMENT.

         4.1 The term of this Agreement shall be effective as of the date first above written and shall terminate three (3) years from such date, unless earlier terminated as hereinafter provided.

         4.2 This Agreement may be renewed only by written consent of both parties.

         4.3 The continued employment after the expiration shall not constitute an extension of the term of this Agreement or any of its provisions for any period of time; except

                  4.3.1 In the event Executive's employment is terminated by the Company "without cause," as those terms are defined in Section 5.4, and such termination occurs after the three-year term provided in this Section 4, Executive shall be entitled to no less than six months of Executive's annual base salary in effect at the time of such termination as severance pay.

                  4.3.2 The rights and  obligations  contained  in this  Section
4.3.1 shall survive the termination of this Agreement and continue to be in effect unless waived or modified in writing by both parties.


SECTION 5 TERMINATION BY COMPANY. Executive's term of employment with the Company may be earlier terminated by the Company under the following conditions:

         5.1 DEATH. Upon Executive's death, in which case termination shall be effective on the last day of the month in which Executive's death occurs.


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

         5.2 DISABILITY. If Executive becomes, for six consecutive months, completely disabled due to physical or mental illness as defined under Section 5.2.1, or if Executive shall be absent from duties as required under the terms of this Agreement on a full-time basis due to illness for six consecutive months, and shall not have returned to the performance of duties within thirty
(30) days after receiving written notice of termination following such six-month period.

                  5.2.1 The term "completely disabled" as used in this Agreement shall mean the inability of Executive to perform the essential functions of his position under this Agreement by reason of any incapacity, physical or mental, which the Board, based upon medical advice or an opinion provided by a licensed physician acceptable to the Board and approved by the Executive, which approval shall not be unreasonably withheld, determines to have incapacitated Executive from satisfactorily performing any or all essential functions of his position for the Company during the foreseeable future. Based upon such medical advice or opinion, the determination of the Board shall be final and binding and the date such determination is made shall be the date of such complete disability for purposes of this Agreement.

         5.3 FOR CAUSE. The Company may terminate Executive's employment under this Agreement and this Agreement itself "for cause" ("For Cause") by (i) delivery of written notice to Executive specifying the cause or causes relied upon for such termination; and (ii) giving Executive, together with his counsel, an opportunity to be heard before the Board. Any notice of termination given pursuant to this Section 5.3 shall effect termination as of the date specified in such notice or, in the event no such date is specified, on the last day of the month in which such notice is delivered or deemed delivered as provided in
Section 11 below.

         If Executive's employment under this Agreement is terminated by the Company For Cause under this Section, Executive shall be entitled to receive only accrued base salary and other accrued benefits required by law, prorated to the date of termination. Executive will not be entitled to severance pay, pay in lieu of notice or any other such compensation. Grounds for the Company to terminate this Agreement For Cause shall be limited to the occurrence of any of the following events without Board consent:

                  5.3.1 Executive is in material breach of any provision of this Agreement and, except as otherwise provided in this Section 5.3, such breach continues for a period of thirty (30) days after notice of such breach is given to Executive by the Company;

                  5.3.2 Executive's engaging or in any manner participating in any activity which is directly competitive with or intentionally injurious to the Company or which violates any provision of Section 8 of this Agreement and such violation continues for a period of ten days after notice of such violation is given to Executive by the Company;

                  5.3.3 Executive's commission of any fraud against the Company;

                  5.3.4 Intentional improper use or appropriation for his personal use or benefit of any funds or properties of the Company not authorized


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

by the Board to be so used or appropriated and the same has not been remedied within thirty (30) days after notice of such violation is given to Executive by the Company; and

                  5.3.5 Executive's conviction of any crime involving dishonesty or moral turpitude.

         5.4 WITHOUT CAUSE. The Company may terminate the Executive's employment without cause ("Without Cause") upon delivery of written notice to the Executive at any time. Any notice of termination given pursuant to this Section 5.4 shall effect termination not less than thirty (30) days after the date of such notice.


SECTION 6 TERMINATION BY EXECUTIVE. Executive's term of employment with the Company may be earlier terminated (a) for Sufficient Reason (as defined below in Section 6.1) within sixty (60) consecutive days following the occurrence of an event or events constituting such Sufficient Reason; or (b) without Sufficient Reason.

         6.1 "Sufficient Reason" shall mean any one or more of the following events:

                  6.1.1 The failure by the Company to comply with any material provision of this Agreement and such failure has continued for a period of thirty (30) days after notice of such failure has been given by Executive to the Company;

                  6.1.2 The assignment to Executive of any duties materially inconsistent with Executive's status as provided in Section 1.2 or the reduction of Executive's authority as provided hereunder; and

                  6.1.3 The reduction by the Company in Executive's base salary or as the same may be increased from time to time under the terms of this Agreement, except for across-the-board salary reductions approved by 75% of the Board similarly affecting all management personnel of the Company; provided, however, that in no event shall Executive's base salary be reduced to an amount equal to less than 75% of the highest base salary at any time in effect during Executive's employment hereunder.


SECTION 7  COMPENSATION UPON TERMINATION.

         7.1 DEATH. If Executive's employment shall be terminated by death, the Company shall pay to Executive's designee(s), beneficiary(ies), or if there is no such designee or beneficiary, to Executive's estate, an amount equal to Executive's base salary through the end of the three year term, plus 6 months of Executive's base salary at the time of his death. Such designee or beneficiary shall have the right to exercise Executive's vested Option Shares pursuant to and in accordance with Section 3.5, which shares shall vest on the dates provided in Section 3.5 as if Executive were still alive and employed with the Company.


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

         7.2  DISABILITY.  If  Executive  shall  become  disabled as provided in
Section 5.2, the Company shall continue to pay to Executive an amount which, when combined with disability or income-continuance benefits pursuant to a Company plan or provided under state law and received by Executive, shall equal but not exceed Executive's base salary, provided that Executive has submitted claims for any and all such disability benefits to which he may be entitled. For any waiting period during which Executive receives no benefits under any disability plan, the Company shall pay his entire base salary. The Company shall continue to integrate such salary payments with benefits until such time as Executive's employment is terminated in accordance with Section 5.2 hereof. Upon any such termination, the Company shall pay to Executive an amount equal to Executive's base salary through the end of the three year term, plus 6 months of Executive's base salary at the time of his disability and the Executive shall have the right to exercise the vested Option Shares pursuant to and in accordance with Section 3.5, which shares shall vest on the dates provided in
Section 3.5.

         7.3 CAUSE, WITHOUT SUFFICIENT REASON. If Executive's employment shall be terminated by the Company For Cause, or if Executive terminates employment hereunder without Sufficient Reason, the Company shall pay Executive his base salary through the date of termination at the rate in effect at the time of the notice of termination, and the Company shall thereafter have no further obligations to Executive under this Agreement.

         7.4 WITHOUT CAUSE, SUFFICIENT REASON. If (a) Executive shall terminate Executive's employment with the Company for Sufficient Reason under Section 6.1 of this Agreement; or (b) the Company shall terminate Executive's employment Without Cause, then upon Executive's furnishing to the Company an executed waiver and release of claims (a form of which is attached hereto as Exhibit A), Executive shall be entitled to the following:

                  7.4.1 Executive's base salary through the end of the three year term;

                  7.4.2 Six months of Executive's annual base salary in effect at the time of termination as severance pay;

                  7.4.3 The right to exercise Executive's vested Option Shares pursuant to and in accordance with Section 3.5, which shares shall vest on the dates provided in Section 3.5 as if Executive were still employed with the Company; and

                  7.4.4 Continued receipt, through the end of the three year term plus an additional 6 months, all employee benefit plans and programs in which the Executive and Executive's family were entitled to participate immediately prior to the date of termination, provided that the Executive's continued participation is possible under the general terms and provisions of such plans and programs. In the event that the Executive's participation in any such plan or program is barred, the Company shall arrange to provide the Executive with benefits substantially similar to those which the Executive would otherwise have been entitled to receive under such plans and programs from which his continued participation is barred.


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

         7.5 Notwithstanding the termination,  all payments provided for in this
Section 7 to be made to Executive shall be made in regular periodic payments in accordance with the Company's normal policy and practice in such payroll matters, but in no event less frequent than semi-monthly.

         7.6 Company shall carry, at its own costs, life and disability insurance policies on Executive in sufficient amounts to meet its obligations described in this Section 7.


SECTION 8  CONFIDENTIAL INFORMATION; NONSOLICITATION.

         8.1 Executive recognizes that his employment with the Company will involve contact with information of substantial value to the Company, which is not old and generally known in the trade, and which gives the Company an advantage over its competitors who do not know or use it, including but not limited to, techniques, designs, drawings, processes, inventions, developments, equipment, prototypes, sales and customer information, and business and financial information relating to the business, products, practices and techniques of the Company (hereinafter referred to as "Confidential Information"). Executive will at all times regard and preserve as confidential such Confidential Information obtained by Executive from whatever source and will not, either during his employment with the Company or thereafter, publish or disclose any part of such Confidential Information in any manner at any time, or use the same except on behalf of the Company, without the prior written consent of the Company. Notwithstanding the foregoing sentence, disclosure of Confidential Information shall not be precluded if such information (i) is now, or hereafter becomes, through no act or failure to act on the part of the Executive, generally known or available, or (ii) is required to be disclosed by law.

         8.2 While employed by the Company and for one (1) year thereafter, the Executive agrees that, in order to protect the Company's confidential and proprietary information from unauthorized use, Executive will not, either directly or through others, solicit or attempt to solicit (i) any employee, consultant or independent contractor of the Company to terminate his or her relationship with the Company in order to become an employee, consultant or independent contractor to or for any other person or business entity; or (ii) the business of any customer, vendor or distributor of the Company which, at the time of termination or one (1) year immediately prior thereto, was listed on the Company's customer, vendor or distributor list.


SECTION 9 SUCCESSORS. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such an agreement prior to the


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

effectiveness of any such succession shall be a material breach of this Agreement and shall entitle the Executive to compensation and all other benefits from the Company in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment for Sufficient Reason hereunder.


SECTION 10 ASSIGNMENT AND BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of Executive and Executive's heirs, executors, personal representatives, assigns, administrators and legal representatives. Because of the unique and personal nature of Executive's duties under this Agreement, neither this Agreement nor any rights or obligations under this Agreement shall be assignable by Executive. This Agreement shall be binding upon and inure to
the   benefit  of  the   Company   and  its   successors,   assigns   and  legal
representatives.


SECTION 11 NOTICES. All notices or demands of any kind required or permitted to be given by the Company or Executive under this Agreement shall be given in writing and shall be personally delivered (and receipted for) or mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Company:                 Oregon Baking Company
                                            dba Marsee Baking
                                            2277 N.W. Quimby Street
                                            Portland, Oregon  97296

         With a copy to:                    Brendan R. McDonnell, Esq.
                                            Lane Powell Spears Lubersky LLP
                                            520 SW Yamhill, Suite 800
                                            Portland, Oregon  97204

         If to Executive:                   Howard Wasserteil
                                            3125 S.W. 66th Avenue
                                            Portland, Oregon 97225

Any such written notice shall be deemed received when personally delivered or three (3) days after its deposit in the United States mail as specified above. Either Party may change its address for notices by giving notice to the other Party in the manner specified in this Section.


SECTION 12 CHOICE OF LAW; VENUE. This Agreement shall be construed and interpreted in accordance with the laws of the State of Oregon without regard to the conflict of laws provision thereof. This Agreement has been made entirely within the State of Oregon. This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon. If any suit or action is filed by any party to enforce this Agreement or otherwise with respect to the subject


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

matter of this Agreement, venue shall be in the federal or state courts in Multnomah County, Oregon.


SECTION 13 INTEGRATION. This Agreement contains the complete, final and exclusive agreement of the Parties relating to the subject matter of this Agreement, and supersedes all prior oral and written employment agreements or arrangements between the Parties.


SECTION 14 AMENDMENT. This Agreement cannot be amended or modified except by a written agreement signed by Executive and the Company.


SECTION 15 WAIVER. No term, covenant or condition of this Agreement or any breach thereof shall be deemed waived, except with the written consent of the Party against whom the wavier in claimed, and any waiver or any such term, covenant, condition or breach shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other term, covenant, condition or breach.


SECTION 16 SEVERABILITY. The finding by a court of competent jurisdiction of the unenforceability, invalidity or illegality of any provision of this Agreement shall not render any other provision of this Agreement unenforceable, invalid or illegal. Such court shall have the authority to modify or replace the invalid or unenforceable term or provision with a valid and enforceable term or provision which most accurately represents the parties' intention with respect to the invalid or unenforceable term or provision.


SECTION 17 INTERPRETATION; CONSTRUCTION. The headings set forth in this Agreement are for convenience of reference only and shall not be used in interpreting this Agreement. The Parties acknowledge that each Party and its counsel has reviewed and revised, or had an opportunity to review and revise, this Agreement, and the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

SECTION 18 REPRESENTATIONS AND WARRANTIES. Executive represents and warrants that, to the best of Executive's knowledge, he is not restricted or prohibited, contractually or otherwise, from entering into and performing each of the terms and covenants contained in this Agreement, and that his execution and performance of this Agreement will not violate or breach any other agreements between Executive and any other person or entity.


SECTION 19 ATTORNEY FEES. If any suit or action is filed by any party to enforce this Agreement or otherwise with respect to the subject matter of this Agreement, the prevailing party shall be entitled to recover reasonable attorney


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

fees incurred in preparation or in prosecution or defense of such suit or action as fixed by the trial court, and if any appeal is taken from the decision of the trial court, reasonable attorney fees as fixed by the appellate court.


SECTION 20 COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original, all of which together shall contribute one and the same instrument.

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.


                                  THE COMPANY:

                                  OREGON BAKING COMPANY
                                  dba MARSEE BAKING

                                  /s/ Dr. Robert Schneider
                                  --------------------------------
                                  By:  Dr. Robert Schneider
                                  Title:   Chief Executive Officer

                                  EXECUTIVE:


                                  /s/ Howard Wasserteil
                                  --------------------------------
                                  Howard Wasserteil





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


                                    EXHIBIT A

                          RELEASE AND WAIVER OF CLAIMS

         In exchange for payment to me of amounts pursuant to Sections 7.4 (and for the other benefits provided therein) of my Employment Agreement (the "Agreement"), to which this form is attached, I hereby furnish OREGON BAKING COMPANY dba MARSEE BAKING (the "Company") with the following release and waiver.

         I hereby release, and forever discharge the Company, its officers, directors, agents, employees, stockholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising at any time prior to and including my employment termination date with respect to any claims relating to my employment and the termination of my employment, including but not limited to, claims pursuant to any federal, state or local law relating to employment, including, but not limited to, discrimination claims, claims under the Oregon Fair Employment and Housing Act, and the Federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"), or claims for wrongful termination, breach of the covenant of good faith, contract claims, tort claims, and wage or benefit claims, including but not limited to, claims for salary, bonuses, commissions, stock, stock options, vacation pay, fringe benefits, severance pay or any form of compensation (other than the obligations under Sections 7.4 of the Agreement.)

         I also acknowledge that I have read and understand the following: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to any claims I may have against the Company.

         I acknowledge that, among other rights, I am waiving and releasing any rights I may have under ADEA, that this waiver and release is knowing and voluntary, and that the consideration given for this waiver and release is in addition to anything of value to which I was already entitled as an employee of the Company. I further acknowledge that I have been advised, as required by the Older Workers Benefit Protection Act, that: (a) the waiver and release granted herein does not relate to claims which may arise after this agreement is executed; (b) I have the right to consult with an attorney prior to executing this agreement (although I may choose voluntarily not to do so); (c) I have twenty-one (21) days from the date I receive this agreement, in which to consider this agreement (although I may choose voluntarily to execute this agreement earlier); (d) I have seven (7) days following the execution of this agreement to revoke my consent to the agreement; and (e) this agreement shall not be effective until the seven (7) day revocation period has expired.

Date:                               By:
     -------------------               -------------------------------
                                       Howard Wasserteil

                      ADDENDUM TO THE EMPLOYMENT AGREEMENT
                                 BY AND BETWEEN
                    OREGON BAKING COMPANY, DBA MARSEE BAKING
                                       AND
                                HOWARD WASSERTEIL


                  This Addendum to the Employment Agreement by and between Oregon Baking Company, dba Marsee Baking, an Oregon corporation (the "Company"), and Howard Wasserteil ("Wasserteil") dated as of July 12, 1996 (the "Agreement"), is made to terminate certain provisions in the Agreement upon the effective date of a Registration Statement filed by the Company under the Securities Act of 1933, as amended, with respect to a public offering of equity securities of the Company, underwritten on a firm commitment basis (the "Public Offering").

                                    RECITALS

         A. Section 1.4 of the Agreement reads as follows:

                  "So long as executive is employed by the Company in accordance with this Agreement, he shall be a member of the Company's Strategic Planning Committee. Further, during such employment, the Company shall use its best efforts to ensure that Executive remains a member of the Board of Directors, and a member of the Board's Executive and Audit Committees."

         B. The parties desire that the rights and obligations provided under
Section 1.4 of the Agreement be terminated upon the Public Offering.

                  NOW THEREFORE, the parties agree as follows:

         1. Subject to the Public Offering, Section 1.4 of the Agreement shall be terminated and be of no further force or effect whatsoever.

         IN WITNESS WHEREOF, the parties have executed this Addendum as of the date first written above.

                                    OREGON BAKING COMPANY, dba MARSEE BAKING, an Oregon corporation


                                    By: /s/ Raymond W. Lindstrom
                                        -------------------------------------
                                         Raymond W. Lindstrom
                                         President and Chief Executive Officer

                                        /s/ Howard J. Wasserteil
                                        -------------------------------------
                                        Howard J. Wasserteil


                                                Addendum to Employment Agreement
                                                                          Page 1